Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Sound Point Floating Rate Income Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Sound Point Floating Rate Income Fund for the period ended February 28, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Sound Point Floating Rate Income Fund for the stated period.

/s/ Stephen J. Ketchum Stephen J. Ketchum President, Sound Point Floating Rate Income Fund	/s/ Kevin Gerlitz Kevin Gerlitz Treasurer, Sound Point Floating Rate Income Fund
Dated: May 9, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Sound Point Floating Rate Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.